Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors:

We hereby consent to the inclusion in this Registration Statement filed on Form S-4, filed on February 11, 2009, of our report dated March 31, 2008, relating to the balance sheet of Abazias, Inc. as of December 31, 2007 and the related statements of operations, stockholders’ equity and cash flows for the years ended  December 31, 2007 and 2006. We also consent to the reference to our firm under the heading ‘Experts’ in this Registrations Statement.

/s/ Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
February 11, 2009